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                                                                    EXHIBIT 10.3


                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


         This AMENDMENT NO. 1, dated October 6, 1995, is entered into by and between Dart Group Corporation, a Delaware corporation ("Employer"), and Ronald
S. Haft ("Employee").

                                    RECITALS

         WHEREAS, Employer and Employee are parties to that certain Employment Agreement, dated August 1, 1993 (the "Agreement"); and

         WHEREAS, Employer and Employee desire to make certain amendments to the Agreement.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as follows:

1.       Section 4(a)

         The first paragraph of Section 4(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

         (a) Class B Stock Option. In consideration of the execution of this contract by Employee and the payment by Employee of Five Dollars ($5) per share, an aggregate of Nine Hundred Eighty-Five Thousand Two Hundred Forty Dollars ($985,240) (the "Option Purchase Payment"), Employer hereby grants and sells to Employee the right and option to purchase one hundred ninety-seven thousand forty-eight (197,048) shares of the Class B Common Stock of Employer at a price of One Hundred Forty Dollars ($140) per share.

2.       Section 4(b)

         Section 4(b) of the Agreement is hereby deleted and replaced in its entirety with the following:

         (b) Employer Loan. Employer agrees to loan to Employee the amounts of the purchase prices in the event Employee exercises all or parts of any option to purchase stock of Employer. Any such loan shall bear interest at eight percent (8.0%) per annum. Said principal and interest of each such loan shall be separately due and payable upon the earlier of (i) the sale by Employee of shares purchased with such loan proceeds or (ii) the fifth anniversary of the date of that loan.
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3.       Section 7

         Section 7 of the Agreement is hereby amended and supplemented by adding immediately after subsection (h) thereof the following new subsection:

         (i) Mutual Consent. Employer and Employee may terminate this Agreement at any time by mutual written consent of the parties hereto.

         IN WITNESS WHEREOF, Employee has executed and Employer has caused to be executed this Amendment No. 1 as of the date first written above.


                                      RONALD S. HAFT

                                      /s/ Ronald S. Haft
                                      --------------------------------


                                      DART GROUP CORPORATION



                                      By:/s/ Robert A. Marmon
                                         -----------------------------
                                         Robert A. Marmon
                                         Treasurer and Chief Financial
                                           Officer






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